Exhibit 99.1

AMENDED AND RESTATED

STOCK OPTION AND EQUITY COMPENSATION PLAN

OF

COLUMBIA BANKING SYSTEM, INC.

RECITAL

The original Employee Stock Option Plan (“Plan”) of First Federal Corporation, the predecessor entity to Columbia Banking System, Inc., was adopted by the board of directors and shareholders on August 2, 1988. The Plan was subsequently amended and approved by the shareholders on July 19, 1993, April 23, 1997 and April 25, 2000. The Plan is now being amended and restated, subject to shareholder approval, for the purpose of (1) permitting the issuance of restricted stock, restricted stock units and stock appreciation rights under the Plan, (2) increasing the number of shares available for issuance under the Plan by 350,000 shares of Common Stock to 485,266 shares of Common Stock, plus up to 100,000 shares of Common Stock that are reacquired by the Employer (defined below) in the open market or in private transactions, (3) clarifying that the Plan is intended to be a “broad-based” plan that permits awards of options, restricted stock, restricted stock units and stock appreciation rights to all employees, and (4) imposing restrictions on re-pricing outstanding options. In all other respects, the Plan remains unchanged and as adopted by the board of directors and approved by the shareholders on April 25, 2000.

The Plan is hereby renamed the “Amended and Restated Stock Option and Equity Compensation Plan.”

PLAN

1. Purpose of the Plan.

The purpose of the Plan is to provide additional incentives to Employees and Directors of Columbia Banking System, Inc. and its present and future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of said corporations.

2. Definitions.

As used herein, the following definitions shall apply:

a. “Award” means the grant of an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right under the Plan.

b. “Board” means the board of directors of the Employer.

c. “Code” means the Internal Revenue Code of 1986, as amended. A reference to a provision of the Code shall include a reference to any successor to such provision of the Code.

d. “Common Stock” means the Employer’s no par value common stock.

e. “Committee” has the meaning given such term in Section 4.a.

f. “Continuous Status as an Employee” means, (i) when such term is used with respect to a Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right, the absence of any interruption or termination of service as an Employee or Director, and (ii) when such term is used with respect to an Incentive Stock Option, the absence of any interruption or termination of services as an Employee. Notwithstanding the foregoing, an Employee or Director shall be treated as maintaining Continuous Status as an Employee if the interruption of his service as an Employee or Director is caused by military leave, sick leave or any other bona fide leave of absence approved by the Employer, except as otherwise provided under applicable Incentive Stock Option rules.

g. “Director” means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary. An Award may be granted in connection with hiring or retaining a person as a Director, prior to the date such person first performs services as a Director; provided, however, that such person shall have no rights under the Award prior to the date the person first performs services as a Director.

h. “Disability” has the meaning given to such term in Code Section 22(e)(3).

i. “Employee” means a person employed by the Employer or a Subsidiary. Subject to Code restrictions applicable to Incentive Stock Options, an Award may be granted in connection with hiring or retaining a person as an Employee, prior to the date such person first performs services as an Employee; provided, however, that such person shall have no rights under the Award prior to the date the person first performs services as an Employee.

j. “Employer” means Columbia Banking System, Inc., a Washington corporation.

k. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

l. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq Small Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

m. “Grantee” means an Employee or Director who has been granted an Award.

n. “Incentive Stock Option” means an Option that qualifies as an “incentive stock option,” as that term is defined in Code Section 422.

o. “Nonqualified Stock Option” means an Option, other than an Incentive Stock Option.

p. “Option” means a right, granted under the Plan, to purchase Common Stock under the terms and conditions set forth in the Plan and the related Option Agreement. The term shall include both Incentive Stock Options and Nonqualified Stock Options, as the context requires.

q. “Option Agreement” means a written agreement that shall be entered into by and between each Grantee and Employer setting forth terms and conditions relating to Options granted to such Grantee pursuant to an Award. Such agreement shall take such form, and contain such terms and conditions, as shall be determined by the Committee, in its sole discretion, and shall otherwise be consistent with the terms of the Plan.

r. “Plan” means this Amended and Restated Stock Option and Equity Compensation Plan.

s. “Restricted Stock” means a share of Common Stock issued to an Employee or Director under the Plan, which share is subject to restrictions and conditions set forth in the Plan and the related Restricted Stock Agreement.

t. “Restricted Stock Agreement” means a written agreement that shall be entered into by and between each Grantee and Employer setting forth terms and conditions relating to shares of Restricted Stock issued to such Grantee pursuant to an Award. Such agreement shall take such form, and contain such terms and conditions, as shall be determined by the Committee, in its sole discretion, and shall otherwise be consistent with the terms of the Plan.

u. “Restricted Stock Unit” means the right, granted under the Plan, to receive a payment in cash or Common Stock (as determined by the Committee) of an amount equal to the Fair Market Value, on the date of exercise of the right to receive payments under the Restricted Stock Unit, of one share of Common Stock per Restricted Stock Unit, which right is subject to restrictions and conditions set forth in the Plan and the related Restricted Stock Unit Agreement. The Committee may, but is not required to, impose conditions to the Vesting of Restricted Stock Units, such as completion of a specified number of years of service with Employer or any of its Subsidiaries, and/or attainment of performance goals that shall be set forth in the related Restricted Stock Unit Agreement. The Fair Market Value of Restricted Stock Units shall not be increased or otherwise adjusted because of cash dividends or other distributions paid at any time to Shareholders.

v. “Restricted Stock Unit Agreement” means a written agreement that shall be entered into by and between each Grantee and Employer setting forth terms and conditions relating to Restricted Stock Units granted to such Grantee pursuant to an Award. Such agreement shall take such form, and contain such terms and conditions, as shall be determined by the Committee, in its sole discretion, and shall otherwise be consistent with the terms of the Plan.

w. “SEC” means the United States Securities and Exchange Commission.

x. “Shareholder-Employee” means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or a Subsidiary. For this purpose, the attribution of stock ownership rules provided in Code Section 424(d) shall apply.

y. “Stock Appreciation Right” means the right, granted under the Plan, to receive a payment in cash or Common Stock (as determined by the Committee) of an amount equal to the excess of (i) the Fair Market Value, on the date of exercise of the right to receive payments under the Stock Appreciation Right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of grant of the Stock Appreciation Right, of such share of Common Stock, which right is subject to restrictions and conditions set forth in the Plan and the related Stock Appreciation Rights Agreement. The Fair Market Value of Stock Appreciation Rights shall not be increased or otherwise adjusted because of cash dividends or other distributions paid at any time to Shareholders.

z. “Stock Appreciation Rights Agreement” means a written agreement that shall be entered into by and between each Grantee and Employer setting forth terms and conditions relating to Stock Appreciation Rights granted to such Grantee pursuant to an Award. Such agreement shall take such form, and contain such terms and conditions, as shall be determined by the Committee, in its sole discretion, and shall otherwise be consistent with the terms of the Plan.

aa. “Subsidiary” means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with the Employer described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with whom the Employer would be considered a single employer under Code Section 414(b).

bb. “Vest” means, (i) in the case of an Option, that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Option Agreement to his right to exercise the Option to acquire shares of Common Stock; (ii) in the case of shares of Restricted Stock, that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Restricted Stock Agreement to his right to hold shares of Restricted Stock free of the obligation to forfeit those shares or the right of the Employer to reacquire such shares, (iii) in the case of a Restricted Stock Unit, that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Restricted Stock Unit Agreement to his right to receive payments under the Restricted Stock Unit, and (iv) in the case of a Stock Appreciation Right, that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Stock Appreciation Rights Agreement to his right to receive payments under the Stock Appreciation Right.

3. Stock Subject to Plan.

a. General. Subject to adjustments as provided in Section 10, the maximum number of shares of Common Stock that may be subject to Awards, and to be issued, under the Plan shall be equal to the sum of: (i) 485,266, and (ii) up to 100,000 shares of Common Stock, to the extent authorized by the Board, which are reacquired by the Employer in the open market or in private transactions after the effective date of this Plan. For purposes of the foregoing sentence, shares of Common Stock that are or were made subject to an Award of Restricted Stock Units or of Stock Appreciation Rights shall be treated as issued (even if no shares of Common Stock are actually issued with respect to such Award), unless and until the Grantee has forfeited rights in such Award by failing to satisfy any condition to Vesting. The aggregate number of shares of Common Stock that may be issued under Incentive Stock Options shall equal the maximum number of shares of Common Stock that may be subject to Awards described in the first sentence of this Section 3.a, reduced, however, by the number of shares of Common Stock that have been made subject to other types of Awards.

b. Forfeited and Cancelled Shares. To the extent any shares of Common Stock subject to an Option are not issued, because the Option is forfeited or cancelled, or the shares are not issued because the Grantee or beneficiary settles the Option in cash, or the Option is used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares available to be made subject to an Award. If the exercise price of any Option granted under the Plan is satisfied by tendering shares to the Employer (by either actual delivery or by attestation), only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available to be made subject to an Award. If shares of Restricted Stock are forfeited by a Grantee prior to Vesting, such shares shall again be available to be made subject to an Award. If a Grantee fails to satisfy the conditions to Vesting of Restricted Stock Units or Stock Appreciation Rights, then the number of shares of Common Stock that are subject to such Restricted Stock Units or Stock Appreciation Rights shall again be available to be made subject to an Award.

c. Notwithstanding any contrary provisions of the Plan, not more than 50,000 shares of Common Stock (adjusted as required under Section 10) in the aggregate may be made subject to Awards of every type granted to a single Grantee in any one fiscal year of the Employer.

4. Administration of the Plan.

a. The Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 4. The Committee shall be selected by the Board and shall consist of two or more members of the Board. If the Committee does not exist or the Board, for any reason determined by it, desires to directly exercise its powers under this Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the

Committee shall continue to serve until otherwise directed by the Board. From time to time, and at any time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint individuals in substitution therefor, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

b. Allocation and Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or a portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

c. Report of Grants. At least annually, the Committee shall present a written report to the Board setting forth the following information relating to Awards granted since the date of the last such report: the date or dates of each such Award; the type of each such Award; the number of shares subject to each such Award; and the exercise price for shares of Common Stock subject to each Option and Fair Market Value, on the date of grant, of Common Stock subject to Awards of shares of Restricted Stock, Restricted Stock Units and Stock Appreciation Rights.

d. Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion:

(1)	to determine the persons to whom Awards are to be granted, the times of grant, and the number of shares subject to each Award;

(2)	to determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; and the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit or Stock Appreciation Right;

(3)	to determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4)	to modify or amend the terms of any Award previously granted, or to grant substitute Options, subject to the provisions of Sections 6.l, 6.m and 12;

(5)	to cancel or suspend Awards, subject to the restrictions imposed by Section 12;

(6)	to interpret the Plan;

(7)	to authorize any person or persons to execute and deliver Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements and Stock

Appreciation Rights Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards;

(8)	to waive any conditions to Vesting; and

(9)	to make all other determinations, and take all other actions that the Committee deems necessary or appropriate, to administer the Plan in accordance with its terms and conditions.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be final and binding upon all persons, including all Grantees and any other persons interested in any Awards, unless otherwise expressly determined by a vote of a majority of the entire Board. No member of the Committee or the Board shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Awards.

e. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Employer that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to participants who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provisions of the Plan with respect to other participants.

5. Eligibility.

a. General. All Employees and Directors are eligible to be selected by the Committee to receive an Award. Awards may be granted only to Employees and Directors selected by the Committee from time to time, and at any time, in its sole discretion; provided, however, that Directors who are not also Employees may not be granted Incentive Stock Options. The granting of Awards shall be entirely discretionary with the Committee; and the adoption of the Plan shall not confer upon any person any right to receive an Award.

b. No Right to Employment. Neither the adoption of the Plan, nor the granting of an Award shall confer upon any Employee or Director any right to continue employment with, or to continue to serve as a Director of, the Employer or any Subsidiary; or to interfere in any way with the right of the Employee or Director, or the right of the Employer or any Subsidiary, to terminate the employment relationship or the Director relationship at any time.

6. Terms and Conditions of Options.

a. General. All Options granted under the Plan must be authorized by the Committee and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of all Options shall be set forth in an Option Agreement. Unless waived or modified by the Committee, all Options shall be subject to the terms and conditions set forth in this Section 6. It is intended that Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options.

b. Type of Option; Number of Shares; Annual Limitation. Each Option Agreement shall state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to the Option. Subject to Section 3.c, any number of Options may be granted to a single eligible person from time to time, and at any time, except that in the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of the Employer and all of its Subsidiaries taken together) shall not exceed $100,000.

c. Option Price and Consideration. The exercise price for shares of Common Stock subject to an Option shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option. In the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

d. Term of Option. No Incentive Stock Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

e. Manner of Exercise. An Option shall be exercisable in accordance with such terms and conditions, and during such periods, as may be established by the Committee. The payment of the exercise price of an Option shall be subject to the following:

(1)	subject to the following provisions of this Section 6.e, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (3) below, payment may be made as soon as practicable after the exercise);

(2)	the exercise price shall be payable in cash or other consideration of comparable value deemed acceptable by the Committee (including tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee; and

(3)	the Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to the Employer the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise.

Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish.

f. Death of Grantee. In the event of the death of a Grantee who at the time of his death was an Employee and who maintained Continuous Status as an Employee since the date of grant of the Option, the Option shall terminate on the earlier of (i) one year after the date of death of the Grantee or at such later date as the Committee may set, in is sole discretion; or (ii) the expiration date of the Option provided in the Option Agreement, except that if the expiration date of an Option should occur during the 90-day period immediately following the Grantee’s death, such Option shall terminate at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Grantee’s estate, or by any person or persons who acquire the right to exercise the Option by bequest, inheritance or otherwise by reason of the death of the Grantee.

g. Disability of Grantee. If a Grantee’s status as an Employee is terminated at any time during the Option period by reason of a Disability and if said Grantee maintained Continuous Status as an Employee at all times between the date of grant of the Option and the termination of his status as an Employee, his Option shall terminate on the earlier of (i) one year after the date of termination of his status as an Employee, or (ii) the expiration date of the Option provided in his Option Agreement.

h. Termination of Status as an Employee, Other Than Due to Death or Disability. If a Grantee’s status as an Employee is terminated for any reason other than death or Disability, and other than by reason of fraud or willful misconduct, any Options granted to the Grantee shall terminate on the earlier of (i) the same day of the third month after the date of termination of his status as an Employee, or (ii) the expiration date of the Option provided in his Option Agreement. If an Optionee’s status as an Employee is terminated at any time by reason of fraud or willful misconduct, then any Options granted to him shall terminate immediately on the termination of his status as an Employee.

i. Non-Transferability of Options. No Option granted under the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution. During the lifetime of a Grantee, only the Grantee may exercise such Option.

j. Date of Grant of Option. The date of grant of an Option shall, for all purposes, be the date on which the Employer completes corporate action constituting an offer of Common Stock for sale to an individual under the terms and conditions of this Plan. Said date of grant shall be specified in the Option Agreement.

k. Conditions To Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan, unless the exercise of such Option and the issuance and delivery of shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed. Issuance of shares of Common Stock is further subject to the approval of counsel for the Employer with respect to such compliance.

l. Merger, Sale of Assets, Etc. Except as otherwise provided in the Option Agreement, in the event of the merger or other reorganization of the Employer with and into any other corporation with the Employer not surviving (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Employer immediately before the reorganization), or in the event of a proposed sale of all or substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer, (i) all outstanding and unexercised Options shall become exercisable immediately upon the date of the closing of such transaction or at such earlier date as the Committee may fix, and (ii) such Options, to the extent not exercised on or before the closing, shall either be assumed by the successor corporation of the transactions described above, or its parent, or be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation, except that if such Options are not so assumed or replaced, then the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee, which may be sooner than the originally stated Option term. The Committee shall notify each Grantee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Grantee shall have the right to exercise his Option prior to said termination date.

m. Substitute Stock Options. In connection with the acquisition or proposed acquisition by the Employer or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted “incentive stock options,” as such term is defined in Code Section 422, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan that confers upon the Grantee substantially the same benefits as the old option; provided, however, that the issuance of any new Option for an old “incentive stock option” shall satisfy the requirements of Code Section 424(a).

n. Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any person exercising an Option a number of shares of Common Stock having a Fair Market Value as of the date of such withholding equal to the amount required to be withheld by the Employer under applicable tax laws, and (ii) withholding, or causing to be withheld, from any form of compensation or other amount due a Grantee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld under applicable tax laws.

o. Other Provisions. Option Agreements executed under the Plan may contain such other provisions as the Committee shall deem advisable, provided in the case of Incentive Stock Options that the provisions are not inconsistent with the provisions of Code Section 422 or with any of the other terms and conditions of this Plan.

p. Director Options. Notwithstanding the terms and conditions set forth above in this Section 6, (i) a Director who is not also an Employee shall not be granted an Incentive Stock Option, and (ii) Nonqualified Stock Options granted to a Director who ceases to be a member of the Board or the board of directors of any Subsidiary shall be exercisable on such terms and conditions as the Committee shall determine.

7. Restricted Stock.

a. General. An Award of Restricted Stock under the Plan must be authorized by the Committee, which shall determine all terms and conditions relating to each Award (including, without limitation, who is to be a Grantee, the number of shares of Restricted Stock subject to the Award, conditions to Vesting, and restrictions to which shares of Restricted Stock shall be subject). Such terms and conditions shall be consistent with this Plan.

b. Restricted Stock Agreement. All purchases of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement. A person who is granted an Award of Restricted Stock shall be issued such shares only if, within five (5) days (or such other period of time as may be determined by the Committee) after the Employer makes such grant, such person duly executes and delivers to the Employer a Restricted Stock Agreement. If such person does not do so within such period of time, then without the need for action on the part of any person, such person shall have no further right to acquire shares of Restricted Stock, unless the Committee determines otherwise.

c. Purchase Price. Grantees shall not be required to pay cash or other consideration for shares of Restricted Stock granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

d. Escrow of Restricted Stock. The Employer shall make such arrangements to hold shares of Restricted Stock in escrow as it deems necessary or appropriate. Until such time as the Employer reacquires the shares so held, the Grantee thereof shall have, subject to any restrictions and conditions contained in the Plan or the related Restricted Stock Agreement, all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Restricted Stock.

e. Restrictions and Performance Goals. Shares of Restricted Stock shall be subject to such restrictions and conditions, if any, as the Committee may impose. Such restrictions and conditions may include, without limitation, an obligation on the part of the Grantee to resell to the Employer, at a price determined by the Committee (including, for example, at the lower of the price, if any, paid by the Grantee for the shares of Restricted Stock or the Fair Market Value of the shares of Restricted Stock on the date of repurchase), or to forfeit to the Employer shares of Restricted Stock, if the Grantee fails to satisfy conditions imposed by the Committee, such as completion of a specified number of years of service with the Employer or any of its Subsidiaries, and/or attainment of performance goals that are set forth in the Restricted Stock Agreement entered into by the Grantee in connection with the grant of the Restricted Stock Award. Prior to issuing Restricted Stock, the Committee shall: (i) determine the nature, length and starting date of any period that the Grantee must maintain Continuous Status as an Employee before shares of Restricted Stock shall Vest; and (ii) select the factors to be used to measure performance goals, if any.

f. Vesting. Shares of Restricted Stock shall Vest upon the first to occur of the following events: (i) termination of all restrictions and satisfaction of all conditions to Vesting imposed on such shares by the Committee (including, without limitation, attaining any performance goals that are set forth in the related Restricted Stock Agreement); (ii) death of the Grantee, or (iii) Disability of the Grantee.

g. Termination of Employment Prior to Vesting of Restricted Stock. Immediately after a Grantee first ceases to maintain Continuous Status as an Employee, other than because of death or Disability, shares of Restricted Stock granted to such Grantee that have not Vested prior to such time may no longer Vest, and Grantee shall forfeit all rights (and the Employer shall have no further obligations) with respect to such shares of Restricted Stock.

h. Conditions To Issuance of Shares. Shares of Restricted Stock shall not be issued under the Plan, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Employer with respect to such compliance.

i. Tax Compliance. The Employer, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the issuance of shares of Restricted Stock; including, but not limited to, withholding (or causing to be withheld) from any form of compensation or other amount due a Grantee any amount required to be withheld by the Employer under applicable tax laws.

j. Non-Transferability of Restricted Stock. Shares of Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the time such shares Vest.

k. Merger, Sale of Assets, Etc. Except as otherwise provided in the Restricted Stock Agreement, in the event of a merger or other reorganization of the Employer with and into any other corporation with the Employer not surviving (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Employer immediately before the reorganization), or in the event of a proposed sale of all or substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer, the Committee may, in its sole discretion, elect to (i) waive all conditions to, and accelerate, Vesting of Restricted Stock (such waiver and acceleration to be effective as of the date of closing of such transaction or at such earlier date as the Committee may fix), or (ii) if the successor corporation in the transaction (or its parent) so agrees, replace the shares of Common Stock subject to each Award of Restricted Stock with shares of such successor corporation (or its parent) that, in the aggregate, are equal in value on the date of replacement to the shares that are replaced, in which event the terms, conditions, restrictions and contingencies otherwise applicable to the shares that are replaced shall continue to apply to the shares of the successor corporation (or its parent) received in substitution, as if the shares of the successor corporation (or its parent) were the shares that are replaced.

l. Other Provisions. Restricted Stock Agreements executed under this Plan may contain such other provisions as the Committee shall deem advisable that are not inconsistent with the Plan.

8. Restricted Stock Units

a. General. An Award of Restricted Stock Units under the Plan must be authorized by the Committee, which shall determine all terms and conditions relating to each Award (including, without limitation, who is to be a Grantee, the number of shares of Common Stock subject to the Award, conditions to Vesting and restrictions to which Restricted Stock Units shall be subject). Such terms and conditions shall be consistent with this Plan.

b. Restricted Stock Unit Agreement. All Awards of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Agreement. A person who is granted an Award of Restricted Stock Units shall have no rights under the Award unless, within five (5) days (or such other period of time as may be determined by the Committee) after the Employer grants such Award, such person duly executes and delivers to the Employer a Restricted Stock Unit Agreement. If such person does not do so within such period of time, then without the need for action on the part of any person, such person shall have no further rights under the Award, unless the Committee determines otherwise.

c. Purchase Price. Grantees shall not be required to pay cash or other consideration for Restricted Stock Units granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

d. No Rights as a Shareholder. The Grantee of an Award of Restricted Stock Units shall have none of the rights of a shareholder with respect to Restricted Stock Units, until and unless shares of Common Stock are actually issued with respect to the Restricted Stock Units.

e. Restrictions and Performance Goals. Restricted Stock Units shall be subject to such restrictions and conditions, if any, as the Committee may impose. Such restrictions and conditions may include forfeiture of rights under the Restricted Stock Units upon Grantee’s failure to satisfy conditions imposed by the Committee, such as completion of a specified number of years of service with the Employer or any Subsidiary and/or attainment of performance goals that are set forth in the Restricted Stock Unit Agreement entered into by Grantee in connection with the grant of the Restricted Stock Unit. Prior to granting an Award of Restricted Stock Units, the Committee shall: (i) determine the nature, length and starting date of any period that the Grantee must maintain Continuous Status as an Employee before the Restricted Stock Units shall Vest; and/or (ii) select the factors to be used to measure performance goals, if any.

f. Vesting. Restricted Stock Units shall Vest upon the first to occur of the following events: (i) termination of all restrictions and satisfaction of all conditions to Vesting imposed on such Restricted Stock Units by the Committee (including, without limitation, attaining any performance goals that are set forth in the related Restricted Stock Unit Agreement); (ii) death of the Grantee, or (iii) Disability of the Grantee.

g. Termination of Employment Prior to Vesting of Restricted Stock. Immediately after a Grantee first ceases to maintain Continuous Status as an Employee, other than because of death or Disability, Restricted Stock Units granted to such Grantee that have not Vested prior to such time may no longer Vest, and Grantee shall forfeit all rights (and the Employer shall have no further obligations) with respect to such Restricted Stock Units.

h. Conditions To Issuance of Common Stock With Respect to Restricted Stock Units. No shares of Common Stock shall be issued with respect to Restricted Stock Units, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Employer with respect to such compliance.

i. Tax Compliance. The Employer, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to Restricted Stock Units; including, but not limited to, withholding (or causing to be withheld) from any form of compensation or other amount due a Grantee any amount required to be withheld by the Employer under applicable tax laws.

j. Non-Transferability of Restricted Stock Units. No rights under a Restricted Stock Unit may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution.

k. Payment. Notwithstanding any contrary provisions of the Plan, any Restricted Stock Units that become Vested shall be settled by payment of amounts owned to the Grantee on or before the later of (i) the date that is two and one-half (2 ½) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 ½) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

l. Merger, Sale of Assets, Etc. Except as otherwise provided in the Restricted Stock Unit Agreement, in the event of a merger or other reorganization of the Employer with and into any other corporation with the Employer not surviving (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Employer immediately before the reorganization), or in the event of a proposed sale of all or substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer, the Committee may, in its sole discretion, elect to (i) waive all conditions to, and accelerate, Vesting of Restricted Stock Units (such waiver and acceleration to be effective as of the date of closing of such transaction or at such earlier date as the Committee may fix), or (ii) if the successor corporation in the transaction (or its parent) so agrees, replace the Restricted Stock Units with rights that are substantially similar to those represented by the Restricted Stock Units.

m. Other Provisions. Restricted Stock Unit Agreements executed under this Plan may contain such other provisions as the Committee shall deem advisable that are not inconsistent with the Plan.

9. Stock Appreciation Rights

a. General. An Award of Stock Appreciation Rights under the Plan must be authorized by the Committee, which shall determine all terms and conditions relating to each Award (including, without limitation, who is to be a Grantee, the number of shares of Common Stock subject to the Award, conditions to Vesting and restrictions to which Stock Appreciation Rights shall be subject). Such terms and conditions shall be consistent with this Plan.

b. Stock Appreciations Right Agreement. All Awards of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. A person who is granted an Award of Stock Appreciation Rights shall have no rights under the Award unless, within five (5) days (or such other period of time as may be determined by the Committee) after the Employer grants such Award, such person duly executes and delivers to the Employer a Stock Appreciation Rights Agreement. If such person does not do so within such period of time, then without the need for action on the part of any person, such person shall have no further rights under the Award, unless the Committee determines otherwise.

c. Purchase Price. Grantees shall not be required to pay cash or other consideration for Stock Appreciation Rights granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

d. No Rights as a Shareholder. The Grantee of an Award of Stock Appreciation Rights shall have none of the rights of a shareholder with respect to Stock Appreciation Rights, until and unless shares of Common Stock are actually issued with respect to the Stock Appreciation Rights.

e. Restrictions and Performance Goals. Stock Appreciation Rights shall be subject to such restrictions and conditions, if any, as the Committee may impose. Such restrictions and conditions may include forfeiture of rights under the Stock Appreciation Rights upon Grantee’s failure to satisfy conditions imposed by the Committee, such as completion of a specified number of years of service with the Employer or any Subsidiary and/or attainment of performance goals that are set forth in the Stock Appreciation Rights Agreement entered into by Grantee in connection with the grant of the Stock Appreciation Right. Prior to granting an Award of Stock Appreciation Rights, the Committee shall: (i) determine the nature, length and starting date of any period that the Grantee must maintain Continuous Status as an Employee before the Stock Appreciation Rights shall Vest; and/or (ii) select the factors to be used to measure performance goals, if any.

f. Vesting. Stock Appreciation Rights shall Vest upon the first to occur of the following events: (i) termination of all restrictions and satisfaction of all conditions to Vesting imposed on such Stock Appreciation Rights by the Committee (including, without limitation, attaining any performance goals that are set forth in the related Stock Appreciation Rights Agreement); (ii) death of the Grantee, or (iii) Disability of the Grantee.

g. Termination of Employment Prior to Vesting of Restricted Stock. Immediately after a Grantee first ceases to maintain Continuous Status as an Employee, other than because of death or Disability, Stock Appreciation Rights granted to such Grantee that have not Vested prior to such time may no longer Vest, and Grantee shall forfeit all rights (and the Employer shall have no further obligations) with respect to such Stock Appreciation Rights.

h. Conditions To Issuance of Common Stock With Respect to Stock Appreciation Rights. No shares of Common Stock shall be issued with respect to Stock Appreciation Rights, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Employer with respect to such compliance.

i. Tax Compliance. The Employer, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to Stock Appreciation Rights; including, but not limited to, withholding (or causing to be withheld) from any form of compensation or other amount due a Grantee any amount required to be withheld by the Employer under applicable tax laws.

j. Non-Transferability of Stock Appreciation Rights. No rights under a Stock Appreciation Right may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution.

k. Payment. Notwithstanding any contrary provisions of the Plan, any Stock Appreciation Right that become Vested shall be settled by payment of amounts owned to the Grantee on or before the later of (i) the date that is two and one-half (2 ½) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 ½) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

l. Merger, Sale of Assets, Etc. Except as otherwise provided in the Stock Appreciation Rights Agreement, in the event of a merger or other reorganization of the Employer with and into any other corporation with the Employer not surviving (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Employer immediately before the reorganization), or in the event of a proposed sale of all or substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer, the Committee may, in its sole discretion, elect to (i) waive all conditions to, and accelerate, Vesting of Stock Appreciation Rights (such waiver and acceleration to be effective as of the date of closing of such transaction or at such earlier date as the Committee may fix), or (ii) if the successor corporation in the transaction (or its parent) so agrees, replace the Stock Appreciation Rights with rights that are substantially similar to those represented by the Stock Appreciation Rights.

m. Other Provisions. Stock Appreciation Rights Agreements executed under this Plan may contain such other provisions as the Committee shall deem advisable that are not inconsistent with the Plan.

10. Adjustments Upon Changes in Capitalization.

Subject to any required action by the shareholders of the Employer, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option, and the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units and Stock Appreciation rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any convertible securities of the Employer shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 10 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 10, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of a stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 10, any issuance by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of the Employer to adjust, reclassify, reorganize or change its capital or business structure.

11. Term of the Plan.

The Plan shall become effective on the earlier of the date it is (i) adopted by the Board; or (ii) approved by the shareholders. Revisions and amendments to the Plan requiring the approval of shareholders of the Employer, as described in Section 12, shall be effective when approved by the shareholders. Subject to Section 12, the Plan shall be unlimited in duration. In the event the Plan is terminated as provided in Section 12, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination. Notwithstanding the foregoing provisions of this Section 11, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten (10) years from the date the Plan (or amendment increasing shares available under the Plan) is adopted or, if earlier, the date the Plan (or amendment increasing shares available under the Plan) is approved by shareholders.

12. Amendment or Early Termination of the Plan.

a. Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time, and at any time, in such respect as the Board may deem advisable, except that, without proper approval of the shareholders of the Employer, no such revision or amendment shall:

(1)	increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 10; or

(2)	modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations.

b. Modification and Amendment of Awards. Subject to the requirements of Code Section 422 with respect to Incentive Stock Options, and to the terms and conditions of this Plan, the Board or Committee may modify or amend outstanding Awards granted under the Plan. The modification or amendment of outstanding Awards shall not, without the consent of the Grantee, impair or diminish any of his rights or any of the obligations of the Employer under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a “modification,” as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c. Re-pricing. The exercise price of outstanding Options may not be changed, except (i) with the approval of shareholders of the Employer, or (ii) as may be required under Section 10 because of an increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer.

13. Nature of Awards.

All Awards represent unfunded and unsecured obligations of the Employer. Any bookkeeping entries maintained by the Employer with respect to Awards are merely for the convenience of the Employer. The Employer is not required to segregate any assets that may at any time represent an Award. No Grantee or other person shall have any rights or interests in any particular assets of the Employer by reason of an Award. A Grantee is a mere general unsecured creditor of the Employer with respect to an Award.

14. Construction of Certain Terms.

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. The masculine form of words shall include the feminine, and vice-versa, as required by the context.

CERTIFICATE OF ADOPTION

I certify that the foregoing Plan was duly adopted by the Compensation Committee of the board of directors of Columbia Banking System, Inc. on February 23, 2005 and duly approved by the shareholders of Columbia Banking System, Inc. on April 27, 2005.

/s/
, Secretary